Exhibit 99.1

Federated Hermes, Inc. Reports Second Quarter 2020 Earnings

•	Q2 2020 earnings per diluted share of $0.80 compared to $0.62 for Q2 2019

•	Managed assets reach a record $628.8 billion

•	Board declares $0.27 per share quarterly dividend
(PITTSBURGH, Pa., July 30, 2020) — Federated Hermes, Inc. (NYSE: FHI), a leading global, active, responsible investment manager, today reported earnings per diluted share (EPS) of $0.80 for Q2 2020, compared to $0.62 for the same quarter last year, on net income of $81.2 million for Q2 2020, compared to $62.7 million for Q2 2019. Federated Hermes reported YTD 2020 EPS of $1.44, compared to $1.16 for the same period in 2019, on YTD 2020 net income of $145.4 million, compared to $117.3 million for the same period in 2019.
Federated Hermes' total managed assets were a record $628.8 billion at June 30, 2020, up $126.6 billion or 25% from $502.2 billion at June 30, 2019 and up $23.0 billion or 4% from $605.8 billion at March 31, 2020. Total average managed assets for Q2 2020 were $636.9 billion, up $143.6 billion or 29% from $493.3 billion reported for Q2 2019 and up $56.7 billion or 10% from $580.2 billion reported for Q1 2020.
"While the economy continued to be challenged by the coronavirus in the second quarter, investors sought haven in a range of Federated Hermes investment strategies that offered diversification, performance and competitive yields," said J. Christopher Donahue, president and chief executive officer. "Federated Hermes' high-yield and multi-sector fixed-income strategies saw strong sales, leading to record fixed-income assets under management of $73.1 billion at quarter end. Money market assets under management also reached an all-time high of $457.6 billion."
Federated Hermes' board of directors declared a quarterly dividend of $0.27 per share. The dividend is payable on Aug. 14, 2020 to shareholders of record as of Aug. 7, 2020. During Q2 2020, Federated Hermes purchased 843,416 shares of Federated Hermes class B common stock for $18.1 million.
Equity assets were $76.9 billion at June 30, 2020, down $5.1 billion or 6% from $82.0 billion at June 30, 2019 and up $8.7 billion or 13% from $68.2 billion at March 31, 2020. The decrease from Q2 2019 was primarily due to net redemptions and market depreciation partially offset by acquisitions, while the increase from the prior quarter largely resulted from a partial recovery in the market value of investments following the impact of the coronavirus. Top-selling equity funds during Q2 2020 on a net basis were Federated Hermes Kaufmann Small Cap Fund, Federated Hermes Global Equity ESG Fund, Federated Hermes Global Small Cap Equity Fund, Federated Hermes MDT All Cap Core Fund and Federated Hermes SDG Engagement Equity Fund (UCITS).
Fixed-income assets were a record $73.1 billion at June 30, 2020, up $8.0 billion or 12% from $65.1 billion at June 30, 2019 and up $8.4 billion or 13% from $64.7 billion at March 31, 2020. Top-selling fixed-income funds during Q2 2020 on a net basis were Federated Hermes Institutional High Yield Bond Fund, Federated Hermes Short-Intermediate Total Return Bond Fund, Federated Hermes Total Return Bond Fund, Federated Hermes Sterling Cash Plus Fund and Federated Hermes Ultrashort Bond Fund.

MEDIA:	MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Meghan McAndrew 412-288-8103	Ray Hanley 412-288-1920

Federated Hermes Reports Q2 2020 Earnings	Page 2 of 13

Money market assets were a record $457.6 billion at June 30, 2020, up $124.5 billion or 37% from $333.1 billion at June 30, 2019 and up $6.3 billion or 1% from $451.3 billion at March 31, 2020. Money market fund assets were $344.8 billion at June 30, 2020, up $113.5 billion or 49% from $231.3 billion at June 30, 2019 and up $8.7 billion or 3% from $336.1 billion at March 31, 2020.
Financial Summary
Q2 2020 vs. Q2 2019
Revenue increased $39.2 million or 12% primarily due to higher average money market assets, an increase in revenue from alternative/private markets primarily due to the revenue of a previously nonconsolidated entity being recorded in operating revenue beginning March 2020 and higher performance fees. These increases in revenue were partially offset by voluntary fee waivers related to certain money market funds in order for those funds to maintain positive or zero net yields (voluntary yield-related fee waivers) and a decrease in revenue due to lower average equity assets. See additional information about voluntary yield-related fee waivers in the paragraph at the end of this financial summary.
During Q2 2020, Federated Hermes derived 55% of its revenue from long-term assets (34% from equity assets, 12% from fixed-income assets and 9% from alternative/private markets and multi-asset), 44% from money market assets and 1% from sources other than managed assets.
Operating expenses increased $26.9 million or 11% primarily due to increased incentive compensation and increased distribution expenses associated with higher average money market fund assets. The distribution expenses include a reduction resulting from voluntary yield–related fee waivers.
Nonoperating income (expenses), net increased $14.7 million primarily due to an increase in the market value of investments, which significantly recovered from the Q1 2020 coronavirus impact on the markets.
Q2 2020 vs. Q1 2020
Revenue increased $1.5 million primarily due to higher average money market assets, an increase in revenue from alternative/private markets primarily due to the revenue of a previously nonconsolidated entity being recorded in operating revenue beginning March 2020 and higher performance fees. These increases were partially offset by an increase in voluntary yield-related fee waivers and lower average equity assets.
Operating expenses decreased $3.0 million or 1% primarily due to decreased distribution expenses resulting from higher voluntary yield–related fee waivers on certain money market fund assets offset by increased incentive compensation.
Nonoperating income (expenses), net increased $21.1 million primarily due to an increase in the market value of investments, which significantly recovered from the Q1 2020 coronavirus impact on the markets. This increase was partially offset by a gain from a fair value adjustment to the equity investment of a previously nonconsolidated entity reported in Q1 2020.
YTD 2020 vs. YTD 2019
Revenue increased $91.4 million or 15% primarily due to higher average money market assets, revenue of a previously nonconsolidated entity being recorded in operating revenue beginning March 2020 and an increase in performance fees. These increases were partially offset by voluntary yield-related fee waivers.
For the first half of 2020, Federated derived 56% of its revenue from long-term assets (36% from equity assets, 13% from fixed-income assets and 7% from alternative/private markets and multi-asset), 43% from money market assets and 1% from sources other than managed assets.

Federated Hermes Reports Q2 2020 Earnings	Page 3 of 13

Operating expenses increased $57.2 million or 12% primarily due to increased incentive compensation and an increase in distribution expenses associated with higher average money market fund assets. These increases were partially offset by voluntary yield–related fee waivers.
Nonoperating (expenses) income, net increased $6.0 million primarily due to a gain from a fair value adjustment to the equity investment of a previously nonconsolidated entity.
Impact of voluntary yield-related fee waivers
During the three and six months ended June 30, 2020, voluntary yield-related fee waivers totaled $20.0 million and $20.4 million, respectively. These fee waivers were partially offset by related reductions in distribution expenses of $18.0 million and
$18.3 million, respectively, such that the net negative pre-tax impact to Federated Hermes was $2.0 million and $2.1 million for the three and six months ended June 30, 2020, respectively.
Federated Hermes' level of business activity and financial results are dependent upon many factors, including market conditions, investment performance and investor behavior. These factors and others, including asset levels and mix, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers, expenses and regulatory changes, can significantly impact Federated Hermes' business activity levels and financial results. Risk factors and uncertainties that can influence Federated Hermes' financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission (SEC).
Federated Hermes will host an earnings conference call at 9 a.m. Eastern on July 31, 2020. Investors are invited to listen to the earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time. To listen online, go to the Investor Relations section and the Analyst Information tab of FederatedHermes.com at least 15 minutes prior to register and join the call. A replay will be available at approximately 12:30 p.m. Eastern on July 31, 2020. To access the telephone replay, dial 877-481-4010 (domestic) or 919-882-2331 (international) and enter access code 35618. The online replay will be available via FederatedHermes.com for one year.
Federated Hermes, Inc. is a leading global investment manager with $628.8 billion in assets under management as of June 30, 2020. Guided by our conviction that responsible investing is the best way to create wealth over the long term, our investment solutions span 162 equity, fixed-income, alternative/private markets, multi-asset and liquidity management strategies and a range of separately managed account strategies. Providing world-class active investment management and engagement services to more than 11,000 institutions and intermediaries, our clients include corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Headquartered in Pittsburgh, Federated Hermes’ more than 1,900 employees include those in London, New York, Boston and several other offices worldwide. For more information, visit FederatedHermes.com.
Federated Hermes ranks in the top 6% of equity fund managers in the industry, the top 8% of money market fund managers and the top 10% of fixed-income fund managers1. Federated Hermes also ranks as the 14th-largest SMA manager2. For more information, including an analyst presentation, visit FederatedHermes.com.
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1) ISS Market Intelligence (SIMFUND), June 30, 2020. Based on assets under management in open-end funds.
2) Money Management Institute/Cerulli, Q1 2020.
Federated Securities Corp. is distributor of the Federated Hermes funds.

Federated Hermes Reports Q2 2020 Earnings	Page 4 of 13

Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling, Federated MDTA LLC, Hermes Fund Managers Ireland Limited, Hermes Investment Management Limited, and Hermes GPE LLP, each a registered investment adviser.
Certain statements in this press release, such as those related to performance, investor preferences and demand, asset flows and mix, fee waivers, and the coronavirus and efforts to combat it, constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, predict whether performance fees or carried interest will be earned and retained, sustain product demand, asset flows and mix, which could vary significantly depending on various factors, such as market conditions, investment performance and investor behavior. Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the SEC. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Hermes Reports Q2 2020 Earnings	Page 5 of 13

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q2 2019 to Q2 2020	Quarter Ended	% Change Q1 2020 to Q2 2020
	June 30, 2020	June 30, 2019		March 31, 2020
Revenue
Investment advisory fees, net	$245,126	$220,669	11%	$240,660	2%
Administrative service fees, net—affiliates	83,733	57,968	44	72,199	16
Other service fees, net	31,853	42,842	(26)	46,324	(31)
Total Revenue	360,712	321,479	12	359,183	0

Operating Expenses
Compensation and related	123,583	107,248	15	115,335	7
Distribution	89,038	82,000	9	96,160	(7)
Systems and communications	15,091	12,111	25	14,896	1
Professional service fees	13,888	10,281	35	13,268	5
Office and occupancy	10,190	11,066	(8)	11,771	(13)
Advertising and promotional	3,065	4,697	(35)	4,995	(39)
Travel and related	325	4,459	(93)	3,159	(90)
Other	8,281	4,677	77	6,855	21
Total Operating Expenses	263,461	236,539	11	266,439	(1)
Operating Income	97,251	84,940	14	92,744	5

Nonoperating Income (Expenses)
Investment income (loss), net	14,841	1,526	NM	(14,451)	203
Debt expense	(785)	(1,332)	(41)	(931)	(16)
Other, net	(24)	(832)	(97)	8,345	(100)
Total Nonoperating Income (Expenses), net	14,032	(638)	NM	(7,037)	(299)
Income before income taxes	111,283	84,302	32	85,707	30
Income tax provision	26,482	20,462	29	22,442	18
Net income including the noncontrolling interests in subsidiaries	84,801	63,840	33	63,265	34
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	3,605	1,116	223	(913)	(495)
Net Income	$81,196	$62,724	29%	$64,178	27%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic	$0.81	$0.62	31%	$0.63	29%
Diluted	$0.80	$0.62	29%	$0.63	27%
Weighted-Average Shares Outstanding
Basic and Diluted	96,800	97,330		97,345
Dividends Declared Per Share	$0.27	$0.27		$0.27
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of basic earnings per share under the "two-class method." As such, total net income of $3.2 million, $2.4 million and $2.4 million available to unvested restricted Federated Hermes shareholders for the quarterly periods ended June 30, 2020, June 30, 2019 and March 31, 2020, respectively, was excluded from the computation of basic earnings per share. In addition to the amounts excluded from the basic earnings per share calculation, the computation of diluted earnings per share excludes net income available to unvested shareholders of a nonpublic consolidated subsidiary.

Federated Hermes Reports Q2 2020 Earnings	Page 6 of 13

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Six Months Ended
	June 30, 2020	June 30, 2019	% Change
Revenue
Investment advisory fees, net	$485,787	$431,868	12%
Administrative service fees, net—affiliates	155,932	112,103	39
Other service fees, net	78,176	84,558	(8)
Total Revenue	719,895	628,529	15

Operating Expenses
Compensation and related	238,918	218,464	9
Distribution	185,198	159,632	16
Systems and communications	29,987	24,905	20
Professional service fees	27,156	20,767	31
Office and occupancy	21,961	22,428	(2)
Advertising and promotional	8,061	8,886	(9)
Travel and related	3,484	8,307	(58)
Other	15,135	9,311	63
Total Operating Expenses	529,900	472,700	12
Operating Income	189,995	155,829	22

Nonoperating Income (Expenses)
Investment income (loss), net	390	4,235	(91)
Debt expense	(1,717)	(2,732)	(37)
Other, net	8,322	(508)	NM
Total Nonoperating Income (Expenses), net	6,995	995	NM
Income before income taxes	196,990	156,824	26
Income tax provision	48,924	38,373	27
Net income including the noncontrolling interests in subsidiaries	148,066	118,451	25
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	2,692	1,181	128
Net Income	$145,374	$117,270	24%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic and Diluted	$1.44	$1.16	24%
Weighted-Average Shares Outstanding
Basic and Diluted	97,073	97,163
Dividends Declared Per Share	$0.54	$0.54
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of basic earnings per share under the "two-class method." As such, total net income of $5.6 million and $4.5 million available to unvested restricted Federated Hermes shareholders for the six months ended June 30, 2020 and June 30, 2019, respectively, was excluded from the computation of basic earnings per share. In addition to the amounts excluded from the basic earnings per share calculation, the computation of diluted earnings per share excludes net income available to unvested shareholders of a nonpublic consolidated subsidiary.

Federated Hermes Reports Q2 2020 Earnings	Page 7 of 13

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	June 30, 2020	Dec. 31, 2019
Assets
Cash and other investments	$372,603	$340,635
Other current assets	148,797	120,649
Intangible assets, net, including goodwill	1,241,808	1,220,762
Other long-term assets	170,687	198,085
Total Assets	$1,933,895	$1,880,131

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$248,996	$230,713
Long-term debt	90,000	100,000
Other long-term liabilities	303,560	296,052
Redeemable noncontrolling interests	204,672	212,086
Equity excluding treasury stock	1,384,809	1,322,312
Treasury stock	(298,142)	(281,032)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$1,933,895	$1,880,131

Federated Hermes Reports Q2 2020 Earnings	Page 8 of 13

Unaudited Changes in Long-Term Assets - By Asset Class
(in millions)	Quarter Ended			Six Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Equity
Beginning assets	$68,239	$89,011	$80,245	$89,011	$72,497
Sales[1]	4,579	6,080	4,812	10,659	9,948
Redemptions[1]	(7,280)	(7,842)	(4,404)	(15,122)	(10,330)
Net sales (redemptions)[1]	(2,701)	(1,762)	408	(4,463)	(382)
Net exchanges	(56)	(37)	191	(93)	204
Acquisitions/(dispositions)	0	(71)	0	(71)	0
Impact of foreign exchange[2]	439	(768)	4	(329)	(118)
Market gains and (losses)[3]	10,938	(18,134)	1,151	(7,196)	9,798
Ending assets	$76,859	$68,239	$81,999	$76,859	$81,999

Fixed Income
Beginning assets	$64,715	$69,023	$64,107	$69,023	$63,158
Sales[1]	11,755	7,687	5,193	19,442	10,609
Redemptions[1]	(5,407)	(9,398)	(5,181)	(14,805)	(11,522)
Net sales (redemptions)[1]	6,348	(1,711)	12	4,637	(913)
Net exchanges	146	(115)	(191)	31	(224)
Acquisitions/(dispositions)	0	(1)	0	(1)	0
Impact of foreign exchange[2]	29	(155)	(25)	(126)	(17)
Market gains and (losses)[3]	1,905	(2,326)	1,149	(421)	3,048
Ending assets	$73,143	$64,715	$65,052	$73,143	$65,052

Alternative/Private Markets[4]
Beginning assets	$18,061	$18,102	$17,854	$18,102	$18,318
Sales[1]	792	888	320	1,680	633
Redemptions[1]	(961)	(582)	(302)	(1,543)	(1,160)
Net sales (redemptions)[1]	(169)	306	18	137	(527)
Net exchanges	(3)	2	(1)	(1)	(3)
Acquisitions/(dispositions)	0	452	0	452	0
Impact of foreign exchange[2]	(33)	(1,121)	(435)	(1,154)	(48)
Market gains and (losses)[3]	(371)	320	481	(51)	177
Ending assets	$17,485	$18,061	$17,917	$17,485	$17,917

Multi-asset
Beginning assets	$3,494	$4,199	$4,259	$4,199	$4,093
Sales[1]	48	98	78	146	182
Redemptions[1]	(168)	(235)	(228)	(403)	(469)
Net sales (redemptions)[1]	(120)	(137)	(150)	(257)	(287)
Net exchanges	(5)	(14)	0	(19)	2
Market gains and (losses)[3]	336	(554)	104	(218)	405
Ending assets	$3,705	$3,494	$4,213	$3,705	$4,213

Total Long-term Assets[4]
Beginning assets	$154,509	$180,335	$166,465	$180,335	$158,066
Sales[1]	17,174	14,753	10,403	31,927	21,372
Redemptions[1]	(13,816)	(18,057)	(10,115)	(31,873)	(23,481)
Net sales (redemptions)[1]	3,358	(3,304)	288	54	(2,109)
Net exchanges	82	(164)	(1)	(82)	(21)
Acquisitions/(dispositions)	0	380	0	380	0
Impact of foreign exchange[2]	435	(2,044)	(456)	(1,609)	(183)
Market gains and (losses)[3]	12,808	(20,694)	2,885	(7,886)	13,428
Ending assets	$171,192	$154,509	$169,181	$171,192	$169,181
1) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

4)
The balance at June 30, 2019 includes $8.4 billion of assets managed by a previously nonconsolidated entity, Hermes GPE LLP, in which Federated Hermes held an equity method investment. As of March 1, 2020, Hermes GPE LLP is a consolidated subsidiary as a result of Federated Hermes' acquisition of the remaining equity interests in Hermes GPE LLP.

Federated Hermes Reports Q2 2020 Earnings	Page 9 of 13

Unaudited Changes in Long-Term Assets - By Asset Class and Product Type
(in millions)
	Quarter Ended
	June 30, 2020
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds.	Separate Accounts[1]
Beginning assets	$36,955	$31,284	$40,601	$24,114	$11,365	$6,696	$3,330	$164	$92,251	$62,258
Sales	3,094	1,485	8,356	3,399	704	88	47	1	12,201	4,973
Redemptions	(4,330)	(2,950)	(4,845)	(562)	(684)	(277)	(163)	(5)	(10,022)	(3,794)
Net sales (redemptions)	(1,236)	(1,465)	3,511	2,837	20	(189)	(116)	(4)	2,179	1,179
Net exchanges	(56)	0	146	0	(3)	0	(5)	0	82	0
Impact of foreign exchange[2]	99	340	13	16	(19)	(14)	0	0	93	342
Market gains and (losses)[3]	7,961	2,977	1,775	130	(326)	(45)	307	29	9,717	3,091
Ending assets	$43,723	$33,136	$46,046	$27,097	$11,037	$6,448	$3,516	$189	$104,322	$66,870

	Six Months Ended
	June 30, 2020
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds[2]	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds[2]	Separate Accounts[1]
Beginning assets	$48,112	$40,899	$44,223	$24,800	$11,389	$6,713	$4,000	$199	$107,724	$72,611
Sales	7,486	3,173	14,628	4,814	1,328	352	120	26	23,562	8,365
Redemptions	(9,132)	(5,990)	(12,977)	(1,828)	(1,125)	(418)	(392)	(11)	(23,626)	(8,247)
Net sales (redemptions)	(1,646)	(2,817)	1,651	2,986	203	(66)	(272)	15	(64)	118
Net exchanges	(87)	(6)	31	0	(1)	0	(19)	0	(76)	(6)
Acquisition-related	0	(71)	0	(1)	0	452	0	0	0	380
Impact of foreign exchange[2]	(245)	(84)	(128)	2	(698)	(456)	0	0	(1,071)	(538)
Market gains and (losses)3	(2,411)	(4,785)	269	(690)	144	(195)	(193)	(25)	(2,191)	(5,695)
Ending assets	$43,723	$33,136	$46,046	$27,097	$11,037	$6,448	$3,516	$189	$104,322	$66,870

1)
Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products. For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

2) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.

3)	Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

Federated Hermes Reports Q2 2020 Earnings	Page 10 of 13

Unaudited Changes in Long-Term Assets - By Product Type
(in millions)	Quarter Ended			Six Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Total Fund Assets[1]
Beginning assets	$92,251	$107,724	$98,482	$107,724	$92,359
Sales	12,201	11,361	7,502	23,562	15,424
Redemptions	(10,022)	(13,604)	(7,020)	(23,626)	(15,371)
Net sales (redemptions)	2,179	(2,243)	482	(64)	53
Net exchanges	82	(158)	(1)	(76)	4
Impact of foreign exchange[2]	93	(1,164)	(331)	(1,071)	(83)
Market gains and (losses)[3]	9,717	(11,908)	2,314	(2,191)	8,613
Ending assets	$104,322	$92,251	$100,946	$104,322	$100,946

Total Separate Account Assets[4]
Beginning assets	$62,258	$72,611	$67,983	$72,611	$65,707
Sales[5]	4,973	3,392	2,901	8,365	5,948
Redemptions[5]	(3,794)	(4,453)	(3,095)	(8,247)	(8,110)
Net sales (redemptions)[5]	1,179	(1,061)	(194)	118	(2,162)
Net exchanges	0	(6)	0	(6)	(25)
Acquisitions/(dispositions)	0	380	0	380	0
Impact of foreign exchange[2]	342	(880)	(125)	(538)	(100)
Market gains and (losses)[3]	3,091	(8,786)	571	(5,695)	4,815
Ending assets	$66,870	$62,258	$68,235	$66,870	$68,235

Total Long-term Assets[1,4]
Beginning assets	$154,509	$180,335	$166,465	$180,335	$158,066
Sales[5]	17,174	14,753	10,403	31,927	21,372
Redemptions[5]	(13,816)	(18,057)	(10,115)	(31,873)	(23,481)
Net sales (redemptions)[5]	3,358	(3,304)	288	54	(2,109)
Net exchanges	82	(164)	(1)	(82)	(21)
Acquisitions/(dispositions)	0	380	0	380	0
Impact of foreign exchange[2]	435	(2,044)	(456)	(1,609)	(183)
Market gains and (losses)[3]	12,808	(20,694)	2,885	(7,886)	13,428
Ending assets	$171,192	$154,509	$169,181	$171,192	$169,181

1)
The balance at June 30, 2019 includes $8.4 billion of assets managed by a previously nonconsolidated entity, Hermes GPE LLP, in which Federated Hermes held an equity method investment. As of March 1, 2020, Hermes GPE LLP is a consolidated subsidiary as a result of Federated Hermes' acquisition of the remaining equity interests in Hermes GPE LLP.

2) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.
4) Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products.

5)	For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

Federated Hermes Reports Q2 2020 Earnings	Page 11 of 13

Unaudited Managed Assets (in millions)	June 30, 2020	March 31, 2020	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019
By Asset Class
Equity	$76,859	$68,239	$89,011	$80,750	$81,999
Fixed-income	73,143	64,715	69,023	65,824	65,052
Alternative / private markets[1]	17,485	18,061	18,102	17,156	17,917
Multi-asset	3,705	3,494	4,199	4,140	4,213
Total long-term assets	171,192	154,509	180,335	167,870	169,181
Money market	457,624	451,330	395,539	359,292	333,066
Total Managed Assets	$628,816	$605,839	$575,874	$527,162	$502,247

By Product Type
Funds:
Equity	$43,723	$36,955	$48,112	$42,575	$43,443
Fixed-income	46,046	40,601	44,223	42,329	42,084
Alternative / private markets[1]	11,037	11,365	11,389	10,826	11,400
Multi-asset	3,516	3,330	4,000	3,952	4,019
Total long-term assets	104,322	92,251	107,724	99,682	100,946
Money market	344,846	336,133	286,612	261,215	231,321
Total Fund Assets	$449,168	$428,384	$394,336	$360,897	$332,267
Separate Accounts:
Equity	$33,136	$31,284	$40,899	$38,175	$38,556
Fixed-income	27,097	24,114	24,800	23,495	22,968
Alternative / private markets	6,448	6,696	6,713	6,330	6,517
Multi-asset	189	164	199	188	194
Total long-term assets	66,870	62,258	72,611	68,188	68,235
Money market	112,778	115,197	108,927	98,077	101,745
Total Separate Account Assets	$179,648	$177,455	$181,538	$166,265	$169,980
Total Managed Assets	$628,816	$605,839	$575,874	$527,162	$502,247
1) Includes $8.2 billion, $8.0 billion and $8.4 billion at Dec. 31, 2019, Sept. 30, 2019 and June 30, 2019, respectively, of assets managed by a previously nonconsolidated entity, Hermes GPE LLP, in which Federated Hermes held an equity method investment. As of March 1, 2020, Hermes GPE LLP is a consolidated subsidiary as a result of Federated Hermes' acquisition of the remaining equity interests in Hermes GPE LLP.

Federated Hermes Reports Q2 2020 Earnings	Page 12 of 13

Unaudited Average Managed Assets	Quarter Ended
(in millions)	June 30, 2020	March 31, 2020	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019
By Asset Class
Equity	$73,620	$82,767	$84,448	$82,027	$80,819
Fixed-income	69,603	69,068	67,602	65,074	64,913
Alternative / private markets[1]	18,022	17,983	17,838	17,407	17,772
Multi-asset	3,630	4,006	4,149	4,167	4,225
Total long-term assets	164,875	173,824	174,037	168,675	167,729
Money market	471,984	406,365	376,029	349,313	325,527
Total Avg. Managed Assets	$636,859	$580,189	$550,066	$517,988	$493,256

By Product Type
Funds:
Equity	$41,301	$44,996	$44,984	$43,077	$42,571
Fixed-income	43,229	44,017	43,304	41,958	41,652
Alternative / private markets[1]	11,345	11,143	11,283	11,035	11,146
Multi-asset	3,453	3,814	3,956	3,978	4,034
Total long-term assets	99,328	103,970	103,527	100,048	99,403
Money market	356,736	290,641	274,116	249,846	222,282
Total Avg. Fund Assets	$456,064	$394,611	$377,643	$349,894	$321,685
Separate Accounts:
Equity	$32,319	$37,771	$39,464	$38,950	$38,248
Fixed-income	26,374	25,051	24,298	23,116	23,261
Alternative / private markets	6,677	6,840	6,555	6,372	6,626
Multi-asset	177	192	193	189	191
Total long-term assets	65,547	69,854	70,510	68,627	68,326
Money market	115,248	115,724	101,913	99,467	103,245
Total Avg. Separate Account Assets	$180,795	$185,578	$172,423	$168,094	$171,571
Total Avg. Managed Assets	$636,859	$580,189	$550,066	$517,988	$493,256
1) The average balance includes $8.3 billion, $8.1 billion and $8.1 billion for the quarters ended Dec. 31, 2019, Sept. 30, 2019 and June 30, 2019, respectively, of assets managed by a previously nonconsolidated entity, Hermes GPE LLP, in which Federated Hermes held an equity method investment. As of March 1, 2020, Hermes GPE LLP is a consolidated subsidiary as a result of Federated Hermes' acquisition of the remaining equity interests in Hermes GPE LLP.

Federated Hermes Reports Q2 2020 Earnings	Page 13 of 13

Unaudited Average Managed Assets	Six Months Ended
(in millions)	June 30, 2020	June 30, 2019
By Asset Class
Equity	$78,194	$79,187
Fixed-income	69,336	64,540
Alternative / private markets[1]	18,002	18,041
Multi-asset	3,818	4,225
Total long-term assets	169,350	165,993
Money market	439,174	318,339
Total Avg. Managed Assets	$608,524	$484,332

By Product Type
Funds:
Equity	$43,149	$41,394
Fixed-income	43,623	41,373
Alternative / private markets[1]	11,244	11,346
Multi-asset	3,633	4,038
Total long-term assets	101,649	98,151
Money market	323,688	215,771
Total Avg. Fund Assets	$425,337	$313,922
Separate Accounts:
Equity	$35,045	$37,793
Fixed-income	25,713	23,167
Alternative / private markets	6,758	6,695
Multi-asset	185	187
Total long-term assets	67,701	67,842
Money market	115,486	102,568
Total Avg. Separate Account Assets	$183,187	$170,410
Total Avg. Managed Assets	$608,524	$484,332
1) The average balance for the six months ended June 30, 2019 includes $8.3 billion of assets managed by a previously nonconsolidated entity, Hermes GPE LLP, in which Federated Hermes held an equity method investment. As of March 1, 2020, Hermes GPE LLP is a consolidated subsidiary as a result of Federated Hermes' acquisition of the remaining equity interests in Hermes GPE LLP.